Exhibit 10.1

Enterprise Bank
2015 Variable Compensation Incentive Plan

Purpose and Objective
The 2015 Variable Compensation Incentive Plan (the Plan) incents and rewards for both Bank and individual performance.

Participants
Regular employees who do not participate in an individual sales incentive plan or an individual commission plan are eligible to participate in this plan. Temporary and co-operative employees are ineligible to participate in this plan. Other than as described elsewhere in this plan, you must be employed on the payout date to receive a payout. If your hire date is after January 1 of the current plan year, you will be eligible for a pro-rata payout, based on wages earned during the plan year.

Target Awards
You will have a target variable compensation opportunity (target percentage), which is a percentage of your regular earnings (base salary) earned in the current plan year.

Determination of Variable Compensation Payout
You will be assigned to a variable compensation incentive group based upon your position and role. The attached addendum outlines your specific performance factors(s).

The Bank must attain a specified level of performance in the Net Income performance factor (the “threshold”) in the current plan year for a payout to be made. If the threshold is achieved, the variable compensation incentive payouts will be determined by the performance of each performance factor as shown in the two grids below, and may also be modified at the discretion of the Compensation Committee.

Extraordinary Event
An extraordinary event, such as a windfall, compliance rating, or another unusual event, may either positively or negatively impact the Bank’s financial reports.  The Compensation Committee will have discretion whether the extraordinary event will impact the payout under the Plan.

Payout Timing
The performance period is January 1 through December 31 of the current plan year. If it is determined that participants will receive a payout under the Plan, payouts will be received on or before March 15, following the plan year.

Retirement, Disability, or Death
If a participant retires after the age of 62 and has been employed for at least three months in the current plan year, the participant is eligible to receive a pro-rata payout upon retirement. If a participant passes away or employment ends as result of disability during the plan year, the participant or the participant’s beneficiary is eligible to receive a pro-rata payout. Payouts will be based upon the participant’s wages earned in the current plan year, the participant’s performance, and management’s estimate of year-end results at the participant’s employment end date.

Clawback Provision
If the Bank’s reported financial or operating results are determined to be subject to material negative restatement, the Compensation Committee may require recoupment of full or partial payout made to participants with an officer status of Senior Vice President (SVP) or above.

The Compensation Committee reserves the authority to approve, modify, or disallow any payout proposed to be made under the Plan.

Addendum: Bankwide Group with Multiplier

Bankwide Group	Performance Factor	Weight
	Net Income	50%
	Deposit Growth	15%
	Loan Growth	15%
	Loan Quality	10%
	Non-interest Revenue	10%

Performance Factor Grid Information

Variable Compensation for Performance Factors
Below Threshold	At Threshold (0.50)	(0.750)	At Target (1.00)	(1.250)	(1.50)	(1.75)	At Stretch (2.00)
There will be a 0% payout for the performance factor.	There will be a 50% payout for the performance factor.		There will be a 100% payout for the performance factor.				There will be a 200% payout for the performance factor.

Performance Factor Grid for Participant Scorecard*

Variable Compensation Scorecard	Performance Factor	Threshold		Target				Stretch
		0.5	0.75	1	1.25	1.5	1.75	2
	Net Income	14.088M	14.738M	15.388M	16.038M	16.688M	17.338M	17.988M
	Deposit Growth	0	17.325M	34.650M	44.650M	54.650M	64.650M	74.650M
	Loan Growth	70.0M	116.0M	162.0M	187.0M	213.0M	238.0M	264.0M
	Loan Quality	3.5M	3.0M	2.5M	2.0M	1.5M	1.0M	500K
	Non-Interest Revenue	12.044M	12.544M	13.044M	13.544M	14.044M	14.544M	15.044M

Additional Performance Factors
Annualized salaries and benefits expense multiplier for 2015:

•	If less than $34.152M, multiply actual payout percentage by 1.05

•	If between $34.152M – $34.852M, multiply actual payout percentage by 1.0

•	If more than $34.852M, multiply actual payout percentage by 0.95

*Department and individual performance will be considered in determining final payouts under the 2015 Variable Compensation Plan.

Individual performance is 25% of the overall payout.  The payout will be determined by an employee’s performance based on results and impact aligned with their department and Bank’s strategic initiatives and goals.

Addendum: Bankwide Group with Multipliers

Bankwide Group	Performance Factor	Weight
	Net Income	50%
	Deposit Growth	15%
	Loan Growth	15%
	Loan Quality	10%
	Non-interest Revenue	10%

Performance Factor Grid Information

Variable Compensation for Performance Factors
Below Threshold	At Threshold (0.50)	(0.750)	At Target (1.00)	(1.250)	(1.50)	(1.75)	At Stretch (2.00)
There will be a 0% payout for the performance factor.	There will be a 50% payout for the performance factor.		There will be a 100% payout for the performance factor.				There will be a 200% payout for the performance factor.

Performance Factor Grid for Participant Scorecard*

Variable Compensation Scorecard	Performance Factor	Threshold		Target				Stretch
		0.5	0.75	1	1.25	1.5	1.75	2
	Net Income	14.088M	14.738M	15.388M	16.038M	16.688M	17.338M	17.988M
	Deposit Growth	0	17.325M	34.650M	44.650M	54.650M	64.650M	74.650M
	Loan Growth	70.0M	116.0M	162.0M	187.0M	213.0M	238.0M	264.0M
	Loan Quality	3.5M	3.0M	2.5M	2.0M	1.5M	1.0M	500K
	Non-Interest Revenue	12.044M	12.544M	13.044M	13.544M	14.044M	14.544M	15.044M

Additional Performance Factors
Annualized salaries and benefits expense multiplier for 2015:

•	If less than $34.152M, multiply actual payout percentage by 1.05

•	If between $34.152M – $34.852M, multiply actual payout percentage by 1.0

•	If more than $34.852M, multiply actual payout percentage by 0.95

Employee engagement score multiplier for 2015:

•	If bankwide score is less than 85%, multiply actual payout percentage by 1.0

•	If bankwide score is equal to or greater than 85%, multiply actual payout percentage by 1.075

Customer experience internal and external satisfaction score multiplier for 2015:

•	If customer experience satisfaction score is less than 9.7, multiply actual payout percentage by 1.0

•	If customer experience satisfaction score is equal or greater than 9.7, multiply actual payout percentage by 1.075

*Department and individual performance will be considered in determining final payouts under the 2015 Variable Compensation Plan.
Individual performance is 25% of the overall payout.  The payout will be determined by an employee’s performance based on results and impact aligned with their department and Bank’s strategic initiatives and goals.

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